BANKWELL FINANCIAL GROUP REPORTS RECORD SECOND QUARTER NET INCOME OF $3.8 MILLION OR $0.49 PER SHARE AND DECLARES THIRD QUARTER DIVIDEND
New Canaan, CT – July 26, 2017 – Bankwell Financial Group, Inc. (NASDAQ: BWFG) reported GAAP net income of $3.8 million or $0.49 per share for the second quarter of 2017, versus $2.9 million or $0.38 per share for the same period in 2016.
The Company's Board of Directors declared a $0.07 per share cash dividend, payable August 25, 2017 to shareholders of record on August 15, 2017.
Notes Bankwell Financial Group President and CEO, Christopher R. Gruseke:
"Bankwell has sustained steady momentum in all aspects of our business as we achieved a fourth consecutive quarter of record earnings. Loan demand remains robust, with gross loan fundings of $83 million for the second quarter. Meanwhile, our credit quality continues to be exceptional as nonperforming assets stood at just 0.31% of total assets.
On the deposit front, our investments in our franchise have borne fruit, as evidenced by retail deposit growth of more than 5% quarter over quarter. We have identified several promising locations within our footprint, with one branch application underway and one to two additional branch applications being contemplated.
As always, we remain steadfast in our focus on expense control and our commitment to deliver value to our shareholders. The combined efforts of our dedicated team have produced a year to date annualized ROAA of 0.90% and a year to date annualized ROAE of 10%. I thank all of my colleagues for their commitment to excellence and our loyal customers for choosing to 'Bankwell Instead'."
Second Quarter 2017 Highlights:

•	Second quarter diluted earnings per share were $0.49, an increase of 29% compared to the second quarter of 2016.
•	Second quarter total revenue (net interest income plus non-interest income) reached $14.6 million versus $12.7 million in the same period last year, a 15% increase.
•	Return on average assets reached 0.88% for the quarter ended June 30, 2017 compared to 0.82% for the quarter ended June 30, 2016.
•	Return on average tangible common equity reached 10.09 % in the second quarter of 2017 compared to 8.74% for the quarter ended June 30, 2016.
•	The tangible book value per common share at June 30, 2017 was $19.89, a 10% increase over June 30, 2016.
•	Tax equivalent net interest margin was 3.32% for the second quarter of 2017.
•	The efficiency ratio was 51.2% for the second quarter of 2017 and 54.7% for the six months ended June 30, 2017.
•	Total gross loans approached $1.5 billion and grew at an annualized rate of 16% during the second quarter of 2017 and 18% for the six months ended June 30, 2017.
•	Total assets approached $1.8 billion and grew at an annualized rate of 20% during the second quarter of 2017 and 16% for the six months ended June 30, 2017.
•	Total deposits exceeded $1.4 billion and grew at an annualized rate of 26% during the second quarter of 2017 and 19% for the six months ended June 30, 2017.
•	The allowance for loan losses was $19.5 million and represents 1.31% of total loans.
•	Nonperforming assets represented 0.31% of total assets as of June 30, 2017.
•	Investment securities totaled $114.6 million and represent 7% of total assets.

Earnings
Net income for the quarter ended June 30, 2017 was $3.8 million, an increase of 30% compared to the quarter ended June 30, 2016. Net income for the six months ended June 30, 2017 was $7.5 million, an increase of 27% compared to the six months ended June 30, 2016. Second quarter earnings included two adjustments that collectively reduced EPS by $0.01. The adjustments related to additional income tax expense resulting from treatment of acquisition related items on prior years' tax returns, which was partially offset by income recognized for the net effect of recording servicing assets and liabilities and related deferred fee income for various loan sales and participations sold for which servicing was retained by the Bank. The additional income tax expense of $0.3 million is reflected in the income tax expense line on the income statement and the additional net servicing income related to prior year loan sales is reflected in interest income in the pre-tax amount of $0.1 million and noninterest income in the pre-tax amount of $0.1 million on the income statement.
Revenues (net interest income plus non-interest income) for the quarter ended June 30, 2017 were $14.6 million, an increase of 15% compared to the quarter ended June 30, 2016. Revenues for the six months ended June 30, 2017 were $28.9 million, an increase of 16% compared to the six months ended June 30, 2016. Net interest income for the quarter ended June 30, 2017 was $13.6 million, an increase of 15% compared to the quarter ended June 30, 2016. Net interest income for the six months ended June 30, 2017 was $26.6 million, an increase of 14% compared to the six months ended June 30, 2016. Our strong net income, revenues and net interest income growth were fueled by continued earning asset growth.
Basic and diluted earnings per share for the quarter ended June 30, 2017 were $0.49 compared to $0.38 basic and diluted for the quarter ended June 30, 2016.
The Company's efficiency ratios for the quarters ended June 30, 2017 and June 30, 2016 were 51.2% and 57.1%, respectively. The Company's efficiency ratios for the six months ended June 30, 2017 and June 30, 2016 were 54.7% and 57.4%, respectively.
Noninterest Income and Expense
Noninterest income increased $145 thousand or 17% to $998 thousand for the three months ended June 30, 2017 compared to the three months ended June 30, 2016. Noninterest income increased $739 thousand or 48% to $2.3 million for the six months ended June 30, 2017 compared to the six months ended June 30, 2016. The increase in noninterest income was primarily driven by income earned from our additional purchases of Bank Owned Life Insurance, an increase in the gains and fees from the sales of loans and rental income earned from the tenants occupying the additional space in the executive headquarters building recently acquired in the fourth quarter of 2016.
Noninterest expense increased $366 thousand or 5% for the three months ended June 30, 2017 compared to the three months ended June 30, 2016. The increase was primarily driven by an increase in professional services due to an increase in fees paid in relation to strategic initiatives.

Noninterest expense increased $1.5 million or 11% for the six months ended June 30, 2017 compared to the six months ended June 30, 2016. The increase was primarily driven by an increase in occupancy and equipment expenses, salaries and employee benefits and professional services. The increase in occupancy and equipment expenses was driven by increases in IT related expenses, one time charges relating to back office consolidation activity and maintenance costs for our recently acquired headquarters building. The increase in salaries and employee benefits was driven by an increase in full time equivalent employees. Average full time equivalent employees totaled 129 at June 30, 2017 compared to 122 at June 30, 2016. The increase in professional services was driven by an increase in fees paid in relation to strategic initiatives.
Financial Condition
Assets approached $1.8 billion at June 30, 2017, an annualized increase of 16% compared to assets of $1.6 billion at December 31, 2016. This increase reflects strong organic loan growth. Total gross loans were $1.5 billion at June 30, 2017, an annualized increase of 18% compared to December 31, 2016, driven by growth in commercial real estate loans of $57.8 million and commercial business loans of $53.4 million. Deposits increased to $1.4 billion, an annualized increase of 19% over December 31, 2016.
Asset Quality
Asset quality remained exceptionally strong at June 30, 2017.  Non-performing assets as a percentage of total assets was 0.31% at June 30, 2017, up from 0.20% at December 31, 2016.  The allowance for loan losses at March 31, 2017 was $19.5 million, representing 1.31% of total loans.
Capital
Shareholders' equity totaled $153.6 million as of June 30, 2017, an increase of $7.7 million compared to December 31, 2016, primarily a result of net income for the six months ended June 30, 2017 of $7.5 million. As of June 30, 2017, the tangible common equity ratio and tangible book value per share were 8.59% and $19.89, respectively.
About Bankwell Financial Group
Bankwell is a commercial bank that serves the banking and lending needs of residents and businesses throughout Fairfield and New Haven Counties, CT.  For more information about this press release, interested parties may contact Christopher R. Gruseke, President and Chief Executive Officer or Penko Ivanov, Executive Vice President and Chief Financial Officer of Bankwell Financial Group at (203) 652-0166.
For more information, visit www.mybankwell.com.
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged and other risks and uncertainties disclosed from time to time in Bankwell's Annual Report on Form 10-K for the year ended December 31, 2016, as updated by other filings with the Securities and Exchange Commission ("SEC"). Bankwell does not have any obligation to update forward-looking statements.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as the efficiency ratio, tangible common equity and tangible book value per share. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures table. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. For example, the Company believes that the efficiency ratio is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible common equity and tangible book value per share is useful to evaluate the relative strength of the Company's capital position. We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

Annualized Data

Certain returns, yields and performance ratios are presented on an "annualized" basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over year amounts.

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except share data)
	June 30,	March 31,	December 31,	June 30,
	2017	2017	2016	2016
Assets
Cash and due from banks	$ 84,802	$ 63,675	$ 96,026	$ 92,745
Federal funds sold	1,185	10,280	329	1,932
Cash and cash equivalents	85,987	73,955	96,355	94,677

Available for sale investment securities, at fair value	90,951	87,434	87,751	83,837
Held to maturity investment securities, at amortized cost	23,615	16,808	16,859	16,959
Loans held for sale	-	-	254	-
Loans receivable (net of allowance for loan losses of $19,536, $18,511,
$17,982 and $16,100 at June 30, 2017, March 31, 2017, December 31, 2016
and June 30, 2016, respectively)	1,463,240	1,406,407	1,343,895	1,256,949
Foreclosed real estate	222	272	272	492
Accrued interest receivable	5,239	5,180	4,958	4,708
Federal Home Loan Bank stock, at cost	8,033	8,033	7,943	7,393
Premises and equipment, net	17,366	17,618	17,835	10,659
Bank-owned life insurance	39,034	38,740	33,448	24,103
Goodwill	2,589	2,589	2,589	2,589
Other intangible assets	438	469	501	572
Deferred income taxes, net	8,957	8,954	9,085	9,487
Other assets	10,133	5,783	7,174	3,695
Total assets	$ 1,755,804	$ 1,672,242	$ 1,628,919	$ 1,516,120

Liabilities & Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$ 176,495	$ 170,572	$ 187,593	$ 178,917
Interest-bearing	1,237,790	1,156,888	1,101,444	1,001,674
Total deposits	1,414,285	1,327,460	1,289,037	1,180,591

Advances from the Federal Home Loan Bank	150,000	160,000	160,000	165,000
Subordinated debentures	25,077	25,064	25,051	25,025
Accrued expenses and other liabilities	12,865	10,046	8,936	8,382
Total liabilities	1,602,227	1,522,570	1,483,024	1,378,998

Shareholders' equity
Common stock, no par value; 10,000,000 shares authorized, 7,673,850, 7,638,706,
7,620,663 and 7,544,458 shares issued and outstanding at June 30, 2017,
March 31, 2017, December 31, 2016 and June 30, 2016, respectively	116,502	115,823	115,353	113,309
Retained earnings	36,053	32,820	29,652	24,097
Accumulated other comprehensive income (loss)	1,022	1,029	890	(284)
Total shareholders' equity	153,577	149,672	145,895	137,122

Total liabilities and shareholders' equity	$ 1,755,804	$ 1,672,242	$ 1,628,919	$ 1,516,120

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Quarter Ended				For the Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2017	2016
Interest and dividend income
Interest and fees on loans	$ 16,660	$ 15,513	$ 15,910	$ 13,970	$ 32,173	$ 27,253
Interest and dividends on securities	880	809	657	711	1,689	1,395
Interest on cash and cash equivalents	148	114	75	30	262	67
Total interest income	17,688	16,436	16,642	14,711	34,124	28,715

Interest expense
Interest expense on deposits	3,095	2,581	2,438	1,962	5,676	3,702
Interest on borrowings	952	907	916	870	1,859	1,736
Total interest expense	4,047	3,488	3,354	2,832	7,535	5,438

Net interest income	13,641	12,948	13,288	11,879	26,589	23,277

Provision for loan losses	895	543	748	1,301	1,438	1,947

Net interest income after provision for loan losses	12,746	12,405	12,540	10,578	25,151	21,330

Noninterest income
Bank owned life insurance	295	291	171	174	586	348
Service charges and fees	261	240	242	235	501	480
Gains and fees from sales of loans	199	324	79	114	523	224
Gain on sale of foreclosed real estate, net	-	-	-	128	-	128
Net gain (loss) on sale of available for sale securities	-	165	(207)	92	165	92
Other	243	246	116	110	489	253
Total noninterest income	998	1,266	401	853	2,264	1,525

Noninterest expense
Salaries and employee benefits	3,800	3,929	4,331	3,747	7,729	7,484
Occupancy and equipment	1,439	1,692	1,576	1,392	3,131	2,800
Professional services	523	412	397	370	935	736
Data processing	401	445	402	377	846	784
Marketing	311	266	304	263	577	402
FDIC insurance	243	383	146	168	626	337
Director fees	243	233	223	210	476	439
Foreclosed real estate	60	7	8	30	67	102
Amortization of intangibles	31	31	32	40	62	80
Other	530	836	349	618	1,366	1,131
Total noninterest expense	7,581	8,234	7,768	7,215	15,815	14,295

Income before income tax expense	6,163	5,437	5,173	4,216	11,600	8,560

Income tax expense	2,394	1,735	1,850	1,320	4,129	2,673

Net income	$ 3,769	$ 3,702	$ 3,323	$ 2,896	$ 7,471	$ 5,887

Earnings Per Common Share:
Basic	$ 0.49	$ 0.49	$ 0.44	$ 0.38	$ 0.98	$ 0.78
Diluted	0.49	0.48	0.43	0.38	0.97	0.78

Weighted Average Common Shares Outstanding:
Basic	7,550,734	7,525,268	7,418,820	7,387,712	7,538,069	7,383,965
Diluted	7,645,930	7,632,123	7,560,319	7,467,954	7,638,350	7,446,456
Dividends per common share	$ 0.07	$ 0.07	$ 0.07	$ 0.05	$ 0.14	$ 0.10

BANKWELL FINANCIAL GROUP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)

	For the Quarter Ended				For the Six Months Ended
	June 30,	March 31,	December 31,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2017	2016
Performance ratios:
Return on average assets	0.88%	0.93%	0.84%	0.82%	0.90%	0.85%
Return on average stockholders' equity	9.89%	10.12%	9.23%	8.54%	10.00%	8.77%
Return on average tangible common equity	10.09%	10.33%	9.44%	8.74%	10.21%	8.98%
Net interest margin	3.32%	3.35%	3.55%	3.50%	3.34%	3.52%
Efficiency ratio (1)	51.2%	58.3%	55.6%	57.1%	54.7%	57.4%

Net loan charge-offs (recoveries) as a % of average loans	(0.01)%	0.00%	0.00%	0.00%	(0.01)%	0.00%

	As of
	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
Capital ratios:
Total Common Equity Tier 1 Capital to Risk-Weighted Assets (2)	10.91%	11.16%	11.59%	11.76%
Total Capital to Risk-Weighted Assets (2)	12.16%	12.41%	12.85%	13.01%
Tier I Capital to Risk-Weighted Assets (2)	10.91%	11.16%	11.59%	11.76%
Tier I Capital to Average Assets (2)	9.75%	10.06%	10.10%	10.59%
Tangible common equity to tangible assets	8.59%	8.78%	8.78%	8.85%

Tangible book value per common share (3)	$ 19.89	$ 19.44	$ 18.98	$ 18.12

Asset quality:
Nonaccrual loans	$ 5,303	$ 4,434	$ 2,937	$ 3,609
Other real estate owned	222	272	272	492
Total non-performing assets	$ 5,525	$ 4,706	$ 3,209	$ 4,101

Nonperforming loans as a % of total loans	0.36%	0.31%	0.22%	0.28%

Nonperforming assets as a % of total assets	0.31%	0.28%	0.20%	0.27%

Allowance for loan losses as a % of total loans	1.31%	1.30%	1.32%	1.26%

Allowance for loan losses as a % of nonperforming loans	368.40%	417.48%	612.26%	446.11%

(1)
Efficiency ratio is defined as noninterest expense, less merger and acquisition related expenses, other real estate owned expenses and amortization of intangible assets, divided by our operating revenue, which is equal to net interest income plus non-interest income excluding gains and losses on sales of securities and gains and losses on other real estate owned. In our judgment, the adjustments made to operating revenue allow investors and analysts to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items that are unrelated to our core business.

(2)	Represents Bank ratios. Current period capital ratios are preliminary subject to finalization of the FDIC Call Report.

(3)	Excludes unvested restricted shares of 103,220, 98,176, 96,594 and 152,090 as of June 30, 2017, March 31, 2017, December 31, 2016 and June 30, 2016, respectively.

BANKWELL FINANCIAL GROUP, INC.
LOAN & DEPOSIT PORTFOLIO (unaudited)
(Dollars in thousands)

	June 30,	March 31,	December 31,	Current QTD	YTD
Period End Loan Composition	2017	2017	2016	% Change	% Change
Residential Real Estate	$ 181,005	$ 181,034	$ 181,310	0.0%	(0.2%)
Commercial Real Estate	903,080	886,933	845,322	1.8%	6.8%
Construction	117,348	107,766	107,441	8.9%	9.2%
Home equity	14,587	14,108	14,419	3.4%	1.2%
Total Real Estate Loans	1,216,020	1,189,841	1,148,492	2.2%	5.9%

Commercial Business	269,311	237,827	215,914	13.2%	24.7%

Consumer	957	1,063	1,533	(10.0%)	(37.6%)
Total Loans	$ 1,486,288	$ 1,428,731	$ 1,365,939	4.0%	8.8%

	June 30,	March 31,	December 31,	Current QTD	YTD
Period End Deposit Composition	2017	2017	2016	% Change	% Change
Noninterest-bearing demand	$ 176,495	$ 170,572	$ 187,593	3.5%	(5.9%)
NOW	67,938	57,077	53,851	19.0%	26.2%
Money Market	401,107	367,241	349,131	9.2%	14.9%
Savings	113,449	117,395	96,601	(3.4%)	17.4%
Time	655,296	615,175	601,861	6.5%	8.9%
Total Deposits	$ 1,414,285	$ 1,327,460	$ 1,289,037	6.5%	9.7%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - QTD (unaudited)
(Dollars in thousands)

	For the Quarter Ended
Noninterest income	June 30,	March 31,	June 30,	Jun 17 vs. Mar 17	Jun 17 vs. Jun 16
	2017	2017	2016	% Change	% Change
Bank owned life insurance	$ 295	$ 291	$ 174	1.4%	69.5%
Service charges and fees	261	240	235	8.8%	11.1%
Gains and fees from sales of loans	199	324	114	(38.6%)	74.6%
Gain on sale of foreclosed real estate, net	-	-	128	0.0%	(100.0%)
Net gain (loss) on sale of available for sale securities	-	165	92	(100.0%)	(100.0%)
Other	243	246	110	(1.2%)	120.9%
Total noninterest income	$ 998	$ 1,266	$ 853	(21.2%)	17.0%

	For the Quarter Ended
Noninterest expense	June 30,	March 31,	June 30,	Jun 17 vs. Mar 17	Jun 17 vs. Jun 16
	2017	2017	2016	% Change	% Change
Salaries and employee benefits	$ 3,800	$ 3,929	$ 3,747	(3.3%)	1.4%
Occupancy and equipment	1,439	1,692	1,392	(15.0%)	3.4%
Professional services	523	412	370	26.9%	41.4%
Data processing	401	445	377	(9.9%)	6.4%
Marketing	311	266	263	16.9%	18.3%
FDIC insurance	243	383	168	(36.6%)	44.6%
Director fees	243	233	210	4.3%	15.7%
Foreclosed real estate	60	7	30	757.1%	100.0%
Amortization of intangibles	31	31	40	0.0%	(22.5%)
Other	530	836	618	(36.6%)	(14.2%)
Total noninterest expense	$ 7,581	$ 8,234	$ 7,215	(7.9%)	5.1%

BANKWELL FINANCIAL GROUP, INC.
NONINTEREST INCOME & EXPENSE - YTD (unaudited)
(Dollars in thousands)

	For the Six Months Ended
Noninterest income	June 30,	June 30,	Jun 17 vs. Jun 16
	2017	2016	% Change
Bank owned life insurance	$ 586	$ 348	68.4%
Gains and fees from sales of loans	523	224	133.5%
Service charges and fees	501	480	4.4%
Gain on sale of foreclosed real estate, net	-	128	(100.0%)
Net gain on sale of available for sale securities	165	92	79.3%
Other	489	253	93.3%
Total noninterest income	$ 2,264	$ 1,525	48.5%

	For the Six Months Ended
Noninterest expense	June 30,	June 30,	Jun 17 vs. Jun 16
	2017	2016	% Change
Salaries and employee benefits	$ 7,729	$ 7,484	3.3%
Occupancy and equipment	3,131	2,800	11.8%
Professional services	935	736	27.0%
Data processing	846	784	7.9%
FDIC insurance	626	337	85.8%
Marketing	577	402	43.5%
Director fees	476	439	8.4%
Foreclosed real estate	67	102	(34.3%)
Amortization of intangibles	62	80	(22.5%)
Other	1,366	1,131	20.8%
Total noninterest expense	$ 15,815	$ 14,295	10.6%

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited)
(Dollars in thousands, except share data)

	As of
Computation of Tangible Common Equity to Tangible Assets	6/30/2017	3/31/2017	12/31/2016	06/30/2016
Total Equity	$ 153,577	$ 149,672	$ 145,895	$ 137,122
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	438	469	501	572
Tangible Common Equity	$ 150,550	$ 146,614	$ 142,805	$ 133,961

Total Assets	$ 1,755,804	$ 1,672,242	$ 1,628,919	$ 1,516,120
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	438	469	501	572
Tangible Assets	$ 1,752,777	$ 1,669,184	$ 1,625,829	$ 1,512,959

Tangible Common Equity to Tangible Assets	8.59%	8.78%	8.78%	8.85%

	As of
Computation of Tangible Book Value per Common Share	6/30/2017	3/31/2017	12/31/2016	06/30/2016
Total shareholders' equity	$ 153,577	$ 149,672	$ 145,895	$ 137,122
Less:
Preferred stock	-	-	-	-
Common shareholders' equity	153,577	149,672	145,895	137,122
Less:
Goodwill	2,589	2,589	2,589	2,589
Other intangibles	438	469	501	572
Tangible common shareholders' equity	150,550	146,614	142,805	133,961
Common shares issued	7,673,850	7,638,706	7,620,663	7,544,458
Less:
Shares of unvested restricted stock	103,220	98,176	96,594	152,090
Common shares outstanding	7,570,630	7,540,530	7,524,069	7,392,368
Book value per share	$ 20.29	$ 19.85	$ 19.39	$ 18.55
Less:
Effects of intangible assets	$ 0.40	$ 0.41	$ 0.41	$ 0.43

Tangible Book Value per Common Share	$ 19.89	$ 19.44	$ 18.98	$ 18.12

BANKWELL FINANCIAL GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (unaudited) - Continued
(Dollars in thousands, except share data)

	For the Quarter Ended				For the Six Months Ended
Computation of Efficiency Ratio	6/30/2017	3/31/2017	12/31/2016	06/30/2016	06/30/2017	06/30/2016
Noninterest expense	$ 7,581	$ 8,234	$ 7,768	$ 7,215	$ 15,815	$ 14,295
Less:
Amortization of intangible assets	31	31	32	40	62	80
Foreclosed real estate expenses	60	7	8	30	67	102
Adjusted noninterest expense	$ 7,490	$ 8,196	$ 7,728	$ 7,145	$ 15,686	$ 14,113
Net interest income	$ 13,641	$ 12,948	$ 13,288	$ 11,879	$ 26,589	$ 23,277
Noninterest income	998	1,266	401	853	2,264	1,525
Less:
Gains (losses) on sales of securities	-	165	(207)	92	165	92
Gains on sale of foreclosed real estate	-	-	-	128	-	128
Adjusted operating revenue	$ 14,639	$ 14,049	$ 13,896	$ 12,512	$ 28,688	$ 24,582

Efficiency ratio	51.2%	58.3%	55.6%	57.1%	54.7%	57.4%

	For the Quarter Ended				For the Six Months Ended
Computation of Return on Average Tangible Common Equity	6/30/2017	3/31/2017	12/31/2016	06/30/2016	06/30/2017	06/30/2016
Net Income Attributable to Common Shareholders	$ 3,769	$ 3,702	$ 3,323	$ 2,896	$ 7,471	$ 5,887
Total average shareholders' equity	152,898	148,349	143,152	136,389	150,629	134,933
Less:
Goodwill	2,589	2,589	2,589	2,589	2,589	2,589
Other intangibles	438	469	501	572	438	572
Average tangible common equity	149,871	145,291	140,062	133,228	147,602	131,772

Annualized Return on Average Tangible Common Equity	10.09%	10.33%	9.44%	8.74%	10.21%	8.98%

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Quarter Ended
	June 30, 2017			June 30, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$ 86,543	$ 148	0.69%	$ 30,728	$ 28	0.37%
Securities (1)	105,850	947	3.58%	105,886	795	3.00%
Loans:
Commercial real estate	899,344	10,230	4.50%	761,796	8,772	4.56%
Residential real estate	181,810	1,648	3.63%	180,649	1,612	3.57%
Construction (2)	109,681	1,299	4.69%	96,122	1,099	4.52%
Commercial business	251,981	3,304	5.19%	173,235	2,309	5.27%
Home equity	14,582	168	4.62%	15,313	155	4.08%
Consumer	1,320	11	3.21%	1,918	24	5.10%
Total loans	1,458,718	16,660	4.52%	1,229,033	13,971	4.50%
Federal Home Loan Bank stock	8,033	81	4.02%	7,556	58	3.09%
Total earning assets	1,659,144	17,836	4.25%	1,373,203	14,852	4.28%
Other assets	61,588			53,637
Total assets	$ 1,720,732			$ 1,426,840

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 61,002	20	0.13%	$ 57,123	32	0.23%
Money market	383,919	771	0.81%	321,354	449	0.56%
Savings	113,736	217	0.76%	69,069	66	0.38%
Time	644,222	2,088	1.30%	511,086	1,415	1.11%
Total interest-bearing deposits	1,202,879	3,096	1.03%	958,632	1,962	0.82%
Borrowed Money	184,958	952	2.04%	157,732	870	2.18%
Total interest-bearing liabilities	1,387,837	$ 4,048	1.17%	1,116,364	$ 2,832	1.02%
Noninterest-bearing deposits	167,111			167,190
Other liabilities	12,886			6,897
Total liabilities	1,567,834			1,290,451
Shareholders' equity	152,898			136,389
Total liabilities and shareholders' equity	$ 1,720,732			$ 1,426,840
Net interest income (3)		$ 13,788			$ 12,020
Interest rate spread			3.08%			3.26%
Net interest margin (4)			3.32%			3.50%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $147 thousand and $141 thousand, respectively for the three months ended June 30, 2017 and 2016.
(4)	Net interest income as a percentage of earning assets.

BANKWELL FINANCIAL GROUP, INC.
NET INTEREST MARGIN ANALYSIS ON A FULLY TAX EQUIVALENT BASIS
(Dollars in thousands)

	For the Six Months Ended
	June 30, 2017			June 30, 2016
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Cash and Fed funds sold	$ 77,440	$ 262	0.68%	$ 31,704	$ 64	0.41%
Securities (1)	103,852	1,808	3.48%	103,939	1,559	3.00%
Loans:
Commercial real estate	877,078	19,914	4.52%	737,924	17,122	4.59%
Residential real estate	180,747	3,238	3.58%	178,998	3,208	3.58%
Construction (2)	107,515	2,548	4.71%	91,305	2,067	4.48%
Commercial business	240,477	6,131	5.07%	169,639	4,499	5.25%
Home equity	14,114	318	4.54%	15,458	312	4.05%
Consumer	1,484	25	3.40%	1,738	21	2.44%
Total loans	1,421,415	32,174	4.50%	1,195,062	27,229	4.51%
Federal Home Loan Bank stock	8,027	159	3.97%	7,058	116	3.28%
Total earning assets	1,610,734	34,403	4.25%	1,337,763	28,968	4.28%
Other assets	60,633			54,403
Total assets	$ 1,671,367			$ 1,392,166

Liabilities and shareholders' equity:
Interest-bearing liabilities:
NOW	$ 57,816	46	0.16%	$ 56,855	70	0.25%
Money market	364,048	1,337	0.74%	313,727	847	0.54%
Savings	112,372	402	0.72%	75,565	151	0.40%
Time	619,950	3,892	1.27%	482,715	2,634	1.10%
Total interest-bearing deposits	1,154,186	5,677	0.99%	928,862	3,702	0.80%
Borrowed Money	183,514	1,858	2.01%	151,604	1,736	2.26%
Total interest-bearing liabilities	1,337,700	$ 7,535	1.14%	1,080,466	$ 5,438	1.01%
Noninterest-bearing deposits	170,886			169,853
Other liabilities	12,152			6,914
Total liabilities	1,520,738			1,257,233
Shareholders' equity	150,629			134,933
Total liabilities and shareholders' equity	$ 1,671,367			$ 1,392,166
Net interest income (3)		$ 26,868			$ 23,530
Interest rate spread			3.11%			3.27%
Net interest margin (4)			3.34%			3.52%

(1)	Average balances and yields for securities are based on amortized cost.
(2)	Includes commercial and residential real estate construction.
(3)	The adjustment for securities and loans taxable equivalency amounted to $279 thousand and $253 thousand, respectively for the six months ended June 30, 2017, and 2016.
(4)	Net interest income as a percentage of earning assets.